EXHIBIT 10.1

Description of Compensation Arrangements with Executive Officer

On June 25, 2012, Mark Schwartz commenced employment as a Vice Chairman of The Goldman Sachs Group, Inc. (the “Corporation”) and Chairman of Goldman Sachs Asia. Mr. Schwartz will be based in Beijing, China. His annual salary rate is US$1,850,000, and he will be eligible for annual variable compensation and international assignment benefits. In connection with his employment, Mr. Schwartz entered into an employment agreement for Participating Managing Directors (see form of agreement at Exhibit 10.19 to the Corporation’s registration statement on Form S-1 (No. 333-75213)).